                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 13, 1997
                                ----------------
                                 Date of Report
                        (Date of earliest event reported)

                               CASCADE CORPORATION
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

      OREGON                         2-23666                     93-0136592
----------------------        ----------------------         ------------------
(State or other               (Commission File No.)              (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


                                  2020 S.W. 4th
                             Portland, Oregon 97201
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          (Address of principal executive offices, including zip code)

                                 (503) 227-0024
             -------------------------------------------------------
              (Registrant's telephone number, including area code)


                                                         Exhibit Index on Page 4


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     Item 5.   Other Events

     On January 13, 1997, Cascade (Canada) Inc. ("Cascade Canada"), a wholly owned subsidiary of Cascade Corporation, acquired Industrial Tires Limited ("ITL"), an international manufacturer and marketer of non-pneumatic (solid) tires for use on fork lift trucks, ground support and construction equipment headquartered in Mississauga, Ontario, Canada. The acquisition was accomplished through Cascade Canada's purchase of all of the issued and outstanding capital stock of ITL pursuant to a Share Purchase Agreement dated November 22, 1996 with the shareholders of ITL.

     The purchase price paid for the capital stock of ITL was approximately $24,500,000, a portion of which was satisfied by the issuance to ITL shareholders of 330,000 exchangeable preference shares of Cascade Canada which may be exchanged share-for-share for common stock of Cascade Corporation.

     ITL revenues for the twelve-month period ending October 31, 1996, were approximately US$33,000,000 primarily from North American markets.